Securities and Exchange Commission
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 28, 2011

CHINA GROWTH EQUITY INVESTMENT LTD.
 (Name of Registrant as specified in its charter)

Cayman Islands	001-35192	n/a
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

A12 Jianguomenwai Avenue
NCI Tower, Suite 1602
Beijing, PRC 100022
86-10-6569-3988
(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On July 28, 2011, China Growth Equity Investment Ltd.  (the “Company”) announced that Deutsche Bank Securities (“Deutsche”), the representative of the underwriters of the Company’s initial public offering, informed the Company that as of July 29, 2011, the holders of the Company’s units may elect to separately trade the ordinary shares and warrants underlying the units.  Each unit consists of one ordinary share, par value of $.001, and one warrant to purchase one ordinary share.  Those units not separated will continue to trade on the Nasdaq Capital Market under the symbol “CGEIU,” and each of the underlying ordinary shares and the warrants will trade on the Nasdaq Capital Market under the symbols “CGEI” and “CGEIW,” respectively.  Holders of units must ask their broker to contact American Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into ordinary shares and warrants.

Due to the fact that Deutsche did not elect to not exercise its over-allotment option in connection with the Company’s initial public offering, as of July 28, 2011, the Company’s sponsor, Chum Capital Group Limited, surrendered 187,500 of the Company's ordinary shares. As a result, The Company has 6,250,000 ordinary shares of the Company issued and outstanding as of the date of this report.

A copy of the press release issued by the Company announcing the separate trading of the securities underlying the units is attached hereto as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

99.1	Press Release Titled “China Growth Equity Investment Ltd. Ordinary Shares and Warrants to Commence Trading Separately on July 29, 2011” issued by the Company on July 28, 2011.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:   July 28, 2011
China Growth Equity Investment Ltd.

By:	/s/Jin Shi
Jin Shi
Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release Titled “China Growth Equity Investment Ltd. Ordinary Shares and Warrants to Commence Trading Separately on July 29, 2011” Issued by the Company on July 28, 2011.